For media inquiries:	For financial inquiries:
Katherine Taylor	Judy Carré Sutfin
Investor Relations Manager	Executive Vice President and CFO
815-961-7164	815-961-7081

AMCORE FINANCIAL, INC. REPORTS 2ND QUARTER LOSS

ROCKFORD, Ill., July 17 /PRNewswire-FirstCall/ --

(Numbers in Thousands, Except Per Share Data)

	2nd quarter 2008	2nd quarter 2007	1st quarter 2008
Net Revenues	$55,559	$60,166	$54,583
Net Income (Loss)	($20,234)	$10,603	($27,459)
Diluted Shares	22,246	23,389	22,233
Diluted EPS	($0.91)	$0.46	($1.25)

AMCORE Financial, Inc. (Nasdaq: AMFI) announced today a net loss for the second quarter 2008 of ($20.2) million, compared to net income of $10.6 million in the prior-year period and a ($27.5) million loss in the previous quarter. The loss per diluted share for second quarter 2008 was ($0.91), a decrease from earnings of $0.46 per diluted share in second quarter 2007 and an improvement from the loss of ($1.25) in the previous quarter.

“While uncertainty surrounding the general economy and financial services industry has negatively affected our stock price, we remain a well-capitalized bank and have sufficient liquidity. We are confident the actions we have taken to address our credit practices and efficiency issues will help strengthen our financial position,” said William R. McManaman, Chairman and CEO of AMCORE. “AMCORE has been diligent in recognizing and addressing our credit issues and our progress continued in the second quarter.” The following reflects some of the key actions:

•	Tightened our credit disciplines and strengthened our commercial credit approval process to provide more consistent controls.

•	Reassessed the risk grading of our commercial loan portfolio to reflect current market conditions.

•	Initiated an experienced, independent third-party review of our lending policies, procedures and practices, which should be completed in the third quarter.

•	Named a new Chief Credit Officer.

•	Named a new manager of Loan and Appraisal Review.

Headlines

•
Net interest income was $36.0 million, or 3.07 percent of average earning assets in second quarter 2008, compared to $40.7 million, or 3.39 percent, in second quarter 2007, and $36.7 million, or 3.12 percent of average earning assets in first quarter 2008.

•
Average loan balances decreased three percent, or $109.5 million, to $3.9 billion compared to second quarter 2007, while average investment securities increased three percent, or $25.0 million. Average bank issued deposits decreased seven percent, or $232.2 million, to $3.2 billion compared to the second quarter 2007.

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Provision for loan losses was $40 million, a $35.8 million increase from $4.2 million in second quarter 2007 and a $17.2 million decrease from $57.2 million in first quarter 2008. An additional $3.1 million expense relating to unfunded loan commitments was reported in operating expenses in first quarter 2008.

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Net charge-offs were $3.3 million, or 0.34 percent of average loans on an annualized basis, compared to $4.8 million and 0.48 percent in second quarter 2007, and $13.6 million and 1.40 percent in first quarter 2008, respectively. Provision for loan losses are accrued when losses are probable, whereas chargeoffs occur when the loss is subsequently confirmed.

-	Non-performing loans were $171.8 million, compared to $37.7 million at June 30, 2007 and $114.1 million at March 31, 2008.

•	Non-interest income was flat compared to second quarter 2007 and increased nine percent, or $1.6 million, compared to first quarter 2008.

•
To better utilize capacity and increase efficiencies, AMCORE will consolidate four facilities and recorded $1.5 million in associated property write-downs during the second quarter. AMCORE also recorded a non-cash charge to remove all goodwill from the balance sheet, totaling $6.1 million. This charge was neutral in its effect on regulatory capital levels.

•
AMCORE is moving forward to better meet customer needs and now offers a surcharge-free ATM network for AMCORE cardholders that expands the Company’s channel of ATMs from roughly 350 to more than 800 throughout Illinois and Wisconsin, and more than 14,000 across the country.

Revenues

Net revenues decreased $4.6 million to $55.6 million in second quarter 2008 from $60.2 million during the same quarter a year ago and increased $976,000 from $54.6 million in the previous quarter. The decrease from a year ago was primarily due to lower loan balances and increased levels of non-accrual loans.

Net interest income decreased to $36.0 million in second quarter 2008 from $40.7 million during the same quarter a year ago and $36.7 million in first quarter 2008. The net interest margin decreased 32 basis points to 3.07 percent in second quarter 2008 from 3.39 percent in second quarter 2007, and decreased five basis points compared to first quarter 2008. Components contributing to the decrease included: increased non-accrual loans, including the reversal of interest income of nearly $1.0 million from loans that were moved to non-accrual status during the quarter; and a decline in average loan balances.

Total non-interest income was essentially flat compared to second quarter 2007 and increased nine percent, or $1.6 million, compared to first quarter 2008 primarily due to increases in deposit service charges and derivative mark-to-market income in the current quarter compared to losses in the previous quarter.

Operating Expenses

Expenses in second quarter 2008 were $48.3 million and included $1.5 million in charges related to the planned consolidation of four facilities in order to better utilize resources; $6.1 million reduction in goodwill and $1.3 million of increased FDIC insurance premiums. Expenses in first quarter 2008 included a $3.1 million expense relating to unfunded loan commitments and $1.7 million in charges related to executive retirement and other severance costs.

Asset Quality & Loan Loss

The percentage of total non-performing assets to total assets was 3.50 percent at June 30, 2008, up from 0.78 percent at June 30, 2007 and 2.25 percent at March 31, 2008. AMCORE’s loan portfolio has been heavily concentrated in commercial real estate, specifically in construction and land development loans and non-residential commercial real estate loans. Construction and land development loans represent about 24 percent of total commercial loans outstanding and 19 percent of total loans. Of the specific allocations made in provision levels, 61 percent are from this portfolio.

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Net charge-offs were $3.3 million, a decrease of $1.5 million from second quarter 2007 and a decrease of $10.3 million from first quarter 2008. Net charge-offs were 34 basis points of average loans on an annualized basis during second quarter 2008, compared to 48 basis points for second quarter 2007 and 140 basis points for first quarter 2008. Provision for loan losses are accrued when losses are probable and estimable, whereas chargeoffs occur when the loss is subsequently confirmed.

Provision for loan losses was $40 million, a $35.8 million increase from $4.2 million in second quarter 2007 and a $17.2 decrease from $57.2 million in first quarter 2008.

Judy Carré Sutfin, Executive Vice President and CFO stated, “A positive indicator is the fact that delinquencies, which include loans more than 30 days past due, are down 12 percent quarter over quarter. While there is no doubt that last quarter’s delinquencies contributed to this quarter’s increase in non-performing loans, the delinquencies that migrated to non-performing were not replaced at the same pace as the previous quarter.”

Additional financial data for the Company’s earnings call will be available in the presentation section of the Investor Relations page on the Company’s website at www.AMCORE.com.

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.2 billion with 80 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management. The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “may”, “will” or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V)ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII)equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII)changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of ”critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000's except per share data)	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	2Q/1Q	2Q 08/07
SHARE DATA	2008	2008	2007	2007	2007	Inc(Dec)	Inc(Dec)
Diluted earnings per share:	$(0.91)	$(1.25)	$0.34	$0.08	$0.46	(27%)	(298%)
Cash dividends	$0.05	$0.185	$0.185	$0.185	$0.185	(73%)	(73%)
Book value	$14.08	$15.67	$16.80	$16.76	$16.58	(10%)	(15%)
Average diluted shares outstanding	22,246	22,233	22,466	22,948	23,389	0%	(5%)
Ending shares outstanding	22,279	22,244	22,231	22,771	23,213	0%	(4%)

INCOME STATEMENT

Total Interest Income	$69,088	$75,801	$83,865	$87,592	$86,817	(9%)	(20%)
Total Interest Expense	33,062	39,117	44,766	47,221	46,099	(15%)	(28%)
Net interest income	36,026	36,684	39,099	40,371	40,718	(2%)	(12%)

Provision for loan losses	40,000	57,229	6,400	15,281	4,227	(30%)	846%

Non-interest income:
Investment management & trust	4,394	4,307	4,495	4,519	3,671	2%	20%
Service charges on deposits	8,680	7,334	8,001	7,852	7,436	18%	17%
Net mortgage revenues	(5)	345	202	230	513	(101%)	(101%)
Company owned life insurance	1,106	1,236	1,481	1,747	1,247	(11%)	(11%)
Brokerage commission	1,258	1,313	1,013	1,107	1,191	(4%)	6%
Bankcard fee income	2,286	2,005	2,060	1,995	1,947	14%	17%
Net security (losses) gains	-	1,010	(346)	(5,574)	-	(100%)	0%
Other	1,814	349	1,238	2,149	3,443	420%	(47%)
Total non-interest income	19,533	17,899	18,144	14,025	19,448	9%	0%

Operating expenses:
Personnel costs	22,039	24,374	22,278	22,188	23,998	(10%)	(8%)
Net occupancy & equipment	6,469	6,842	6,280	6,167	5,852	(5%)	11%
Data processing	763	751	884	843	955	2%	(20%)
Professional fees	1,955	2,547	2,061	2,503	1,904	(23%)	3%
Communication	1,301	1,259	1,280	1,385	1,270	3%	2%
Advertising & business development	616	708	1,400	794	835	(13%)	(26%)
Other	15,174	8,418	6,566	5,180	5,734	80%	165%
Total operating expenses	48,317	44,899	40,749	39,060	40,548	8%	19%

Income before income taxes	(32,758)	(47,545)	10,094	55	15,391	(31%)	(313%)
Income tax (benefit) expense	(12,524)	(20,086)	2,564	(1,834)	4,788	(38%)	(362%)
Net Income	$(20,234)	$(27,459)	$7,530	$1,889	$10,603	(26%)	(291%)

	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	Basis Point	Basis Point
KEY RATIOS AND DATA	2008	2008	2007	2007	2007	Change	Change

Net interest margin (FTE)	3.07%	3.12%	3.28%	3.35%	3.39%	(5)	(32)

Return on average assets	-1.58%	-2.13%	0.58%	0.14%	0.81%	55	(239)
Return on average equity	-23.54%	-29.44%	7.94%	1.97%	10.99%	590	(3453)
Efficiency ratio	86.97%	82.26%	71.19%	71.81%	67.39%	471	1958
Equity/assets (end of period)	6.06%	6.64%	7.10%	7.16%	7.17%	(58)	(111)

Allowance to loans (end of period)	3.44%	2.48%	1.35%	1.31%	1.01%	96	243
Allowance to non-accrual loans	78%	86%	130%	187%	133%	(760)	(5464)
Allowance to non-performing loans	78%	85%	75%	125%	108%	(717)	(3033)
Non-accrual loans to loans	4.40%	2.89%	1.04%	0.70%	0.76%	151	364
Non-performing assets to total assets	3.50%	2.25%	1.45%	0.89%	0.78%	125	272

($ in millions)
Total assets under administration	$2,458	$2,712	$2,728	$2,789	$2,817	(9%)	(13%)
Mortgage loans closed	$72	$74	$51	$64	$87	(3%)	(17%)
Mortgage servicing rights, net	$0.1	$0.1	$0.1	$0.1	$1.2	0%	(92%)

AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(Unaudited)

($ in 000's)	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	2Q/1Q	2Q 08/07	Ending
AVERAGE BALANCE SHEET	2008	2008	2007	2007	2007	Inc(Dec)	Inc(Dec)	Balances
Assets:
Investment securities , at cost	$893,769	$874,672	$871,626	$860,426	$868,713	2%	3%	$897,612
Short-term investments	18,992	5,472	6,856	4,814	3,584	247%	430%	4,135
Loans held for sale	7,811	8,565	6,653	8,514	13,477	(9%)	(42%)	8,263
Loans: Commercial	785,912	774,482	776,557	803,529	809,739	1%	(3%)	793,294
Commercial real estate	2,310,215	2,346,154	2,358,906	2,382,397	2,389,201	(2%)	(3%)	2,290,191
Residential real estate	455,929	473,545	488,532	491,982	495,046	(4%)	(8%)	439,368
Consumer	344,787	335,272	319,808	316,879	312,404	3%	10%	358,038
Total loans	$3,896,843	$3,929,453	$3,943,803	$3,994,787	$4,006,390	(1%)	(3%)	$3,880,891
Total earning assets	$4,817,415	$4,818,162	$4,828,938	$4,868,541	$4,892,164	(0%)	(2%)	$4,790,901

Allowance for loan losses	(99,197)	(53,982)	(52,499)	(42,354)	(43,069)	84%	130%	(133,393)
Goodwill	6,081	6,148	6,148	6,148	6,148	(1%)	(1%)	-
Other non-earning assets	424,046	404,324	412,641	414,042	410,019	5%	3%	517,288
Total assets	$5,148,345	$5,174,652	$5,195,228	$5,246,377	$5,265,262	(1%)	(2%)	$5,174,796
Liabilities and Stockholders' Equity:
Non-interest bearing deposits	$492,882	$479,571	$496,301	$499,550	$502,813	3%	(2%)	$512,316
Interest bearing deposits	1,781,361	1,824,232	1,873,883	1,809,846	1,786,600	(2%)	(0%)	1,669,275
Time deposits	944,914	994,795	1,067,981	1,130,992	1,161,978	(5%)	(19%)	991,233
Total bank issued deposits	$3,219,157	$3,298,598	$3,438,165	$3,440,388	$3,451,391	(2%)	(7%)	$3,172,824
Wholesale deposits	683,246	593,083	620,500	649,906	648,270	15%	5%	783,546
Short-term borrowings	480,092	485,708	327,678	294,584	323,911	(1%)	48%	482,125
Long-term borrowings	364,277	367,492	368,657	421,826	389,008	(1%)	(6%)	364,290
Total wholesale funding	$1,527,615	$1,446,283	$1,316,835	$1,366,316	$1,361,189	6%	12%	$1,629,961
Total interest bearing liabilities	4,253,890	4,265,310	4,258,699	4,307,154	4,309,767	(0%)	(1%)	4,290,469
Other liabilities	55,914	54,695	64,144	59,949	65,784	2%	(15%)	58,245
Total liabilities	$4,802,686	$4,799,576	$4,819,144	$4,866,653	$4,878,364	0%	(2%)	$4,861,030
Stockholders' equity	345,498	373,870	377,775	391,731	396,666	(8%)	(13%)	320,312
Other comprehensive loss	161	1,206	(1,691)	(12,007)	(9,768)	(87%)	(102%)	(6,546)
Total stockholders' equity	345,659	375,076	376,084	379,724	386,898	(8%)	(11%)	313,766
Total liabilities & stockholders' equity	$5,148,345	$5,174,652	$5,195,228	$5,246,377	$5,265,262	(1%)	(2%)	$5,174,796

CREDIT QUALITY
Ending allowance for loan losses	$133,393	$96,732	$53,140	$51,500	$40,714	38%	228%
Net charge-offs	3,339	13,637	4,760	4,495	4,821	(76%)	(31%)
Net charge-offs to avg loans (annualized)	0.34%	1.40%	0.48%	0.45%	0.48%	(76%)	(29%)
Non-performing assets:
Non-accrual loans	$170,910	$112,945	$40,972	$27,603	$30,683	51%	457%
Loans 90 days past due & still accruing	894	1,107	29,826	13,571	7,024	(19%)	(87%)
Total non-performing loans	171,804	114,052	70,798	41,174	37,707	51%	356%
Foreclosed real estate	8,906	2,422	4,108	5,251	3,553	268%	151%
Other foreclosed assets	257	246	201	236	164	4%	57%
Total non-performing assets	$180,967	$116,720	$75,107	$46,661	$41,424	55%	337%
YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.70%	4.71%	4.61%	4.56%	4.42%
Short-term investments	2.16%	4.04%	5.31%	6.61%	6.27%
Loans held for sale	5.96%	6.54%	7.61%	6.51%	5.68%
Loans: Commercial	5.92%	6.78%	7.80%	8.24%	8.27%
Commercial real estate	5.94%	6.66%	7.42%	7.75%	7.76%
Residential real estate	5.94%	6.40%	6.94%	7.13%	7.03%
Consumer	7.90%	7.93%	7.96%	7.76%	7.69%
Total loans (FTE)	6.11%	6.76%	7.48%	7.77%	7.77%
Total interest earning assets (FTE)	5.83%	6.38%	6.96%	7.20%	7.17%
Liabilities:
Interest bearing deposits	1.63%	2.42%	3.23%	3.44%	3.30%
Time deposits	3.98%	4.36%	4.58%	4.70%	4.69%
Total bank issued deposits	2.45%	3.11%	3.72%	3.92%	3.85%
Wholesale deposits	4.66%	5.02%	5.11%	5.13%	5.11%
Short-term borrowings	3.20%	4.02%	4.80%	5.08%	5.09%
Long-term borrowings	5.22%	5.55%	5.63%	5.61%	5.62%
Total wholesale funding	4.32%	4.82%	5.18%	5.27%	5.25%
Total interest bearing liabilities	3.12%	3.69%	4.17%	4.35%	4.29%
Net interest spread	2.71%	2.69%	2.79%	2.85%	2.88%
Net interest margin (FTE)	3.07%	3.12%	3.28%	3.35%	3.39%

FTE adjustment (000's)	$803	$746	$701	$657	$619